Exhibit (i) (11)

TRI-PARTY AGREEMENT

This Agreement (the “Agreement”) is made this 13th day of April, 2020 between (1) (a) Legg Mason Partners Variable Equity Trust (the “Trust”), a Maryland statutory trust, on behalf of itself and each of its series listed in Schedule A (each a “Fund” and collectively the “Funds”), and (b) Legg Mason Partners Fund Advisor, LLC (the “Adviser”), a Delaware limited liability company and the Trust’s investment adviser; (2) New York Life Insurance and Annuity Corporation (the “Insurance Company”), a life insurance company organized under the laws of the State of Delaware; and (3) (a) American Funds Insurance Series (the “Underlying Trust”), a Massachusetts business trust, on behalf of itself and its respective series listed in Schedule B (each an “Underlying Fund”), (b) American Funds Distributor, Inc. (“AFD”), a California corporation and the Underlying Trust’s distributor, (c) Capital Research and Management Company (“CRMC”), a Delaware corporation and the Underlying Trust’s investment adviser, and (d) American Funds Service Company (the “Transfer Agent”), a California corporation and the Underlying Trust’s transfer agent.

WHEREAS, the Insurance Company has issued, and proposes to issue, now and in the future, certain multi-manager variable annuity contracts and/or variable life insurance policies (the “Contracts”); and

WHEREAS, the Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an “Account”) for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the “Commission”) as a unit investment trust under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is establishing the Funds listed in Schedule A, as such schedule may be amended from time to time, and such Funds will serve as underlying investment mediums exclusively for the Contracts issued with respect to the Accounts; and

WHEREAS, the Funds may, from time to time, hold, in addition to other investments, shares of one or more of the Underlying Funds listed in Schedule B; and

WHEREAS, the Insurance Company has contractually agreed with the Trust or its affiliates to provide certain administrative services with respect to Account assets invested in the Funds that are substantially similar to the administrative services provided with respect to Account assets invested directly in the Underlying Funds; and

WHEREAS, the Adviser is the investment adviser for the Funds; and

WHEREAS, CRMC is the investment adviser for the Underlying Trust;

NOW THEREFORE, in consideration of the potential benefits to the Funds and the Underlying Funds arising out of the Funds’ investment in the Underlying Funds, the parties agree as follows.

1	REPRESENTATIONS AND OBLIGATIONS OF THE TRUST, THE FUNDS AND THE INSURANCE COMPANY

1.1    Each of the Trust and the Funds represent and warrant to the Underlying Trust and CRMC that:

(a)     it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

(b)     this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

(c)      no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(d)     the Trust will make shares of the Funds listed on Schedule A available exclusively to the Insurance Company for use as underlying investment mediums for the Contracts issued with respect to the Accounts and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Funds as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Funds;

(e)     the Accounts invest in the Funds in reliance on the status of each Account as a “Permitted Investor” within the meaning of Section 817(h)(4)(A) of the Code;

(f)     any information furnished in writing by the Trust to the Underlying Trust for use in the Underlying Trust’s registration statement and financial statements will not result in the registration statement failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g)    the Trust shall make no representations concerning the Underlying Trust’s shares except those contained in the Underlying Trust’s then-current registration statement, in such printed information subsequently issued on behalf of the Underlying Trust or other funds managed by CRMC as supplemental to the Underlying Trust’s registration statement, in information published on the Underlying Trust’s website or in materials approved by CRMC or its affiliates; and

(h)     it is lawfully organized and validly existing under the laws of the State of Delaware; it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and it will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws

1.2	The Insurance Company represents and warrants to the Underlying Trust and CRMC that:

(a)     it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

(b)     this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

(c)     no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(d)     it will or has established the Accounts as separate accounts under Delaware law;

(e)    it has registered the Accounts as unit investment trusts under the 1940 Act to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Accounts in proper reliance upon an exclusion from registration under the 1940 Act;

(f)     the Contracts are or will be and, at the time of issuance, will be treated as variable annuity contracts and variable life insurance policies, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the “Code”), the Insurance Company will maintain such treatment and will notify the Underlying Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

(g)     the offer of the Contracts has been registered with the Commission under the 1933 Act, unless exempt from registration, and each such registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to the Trust by the Underlying Trust or CRMC expressly for use therein;

(h)     any information furnished in writing by the Insurance Company for use in the registration statement or annual report of the Underlying Trust will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Underlying Trust’s registration statement failing to materially conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder;

(i)     the Insurance Company shall make no representations concerning the Underlying Trust’s shares except those contained in the Underlying Trust’s then-current registration statement, in such printed information subsequently issued on behalf of the Underlying Trust or other funds managed by CRMC as supplemental to the Underlying Trust’s registration statement, in information published on the Underlying Trust’s website or in materials approved by CRMC or its affiliates; and

(j)    The Insurance Company shall bear the expenses for the cost of preparation and delivery of any Underlying Fund prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Underlying Trust shall provide, at its expense, such documentation as may be required and such other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Underlying Trust is amended) to have the prospectus or prospectuses for the Contracts and the Underlying Trust printed together in one or more documents (such printing to be done at the Insurance Company’s expense with respect to prospective investors).

2	REPRESENTATIONS AND OBLIGATIONS OF THE UNDERLYING TRUST AND/OR AFD

2.1     AFD agrees to make Class 1A shares of the Underlying Funds available for investment by the Funds pursuant to the terms of this Agreement. During the term of this Agreement, the Insurance Company shall perform the administrative services (the “Services”) set forth on Schedule C hereto, as such schedule may be amended from time to time by mutual consent of the parties, in respect of Accounts holding Class 1A shares of each Underlying Fund. In consideration of the Insurance Company performing the Services, the Underlying Trust agrees to pay to the Insurance Company an administrative services fee of         % of the average daily net asset value of all Class 1A shares of the Underlying Funds held by each Fund, payable quarterly, in arrears pursuant to an Insurance Administrative Services Plan adopted by the Underlying Trust (the “Services Fee”). The Underlying Trust shall pay all fees within forty-five (45) days following the end of each calendar quarter for fees accrued during that quarter. The fee will be calculated as the product of (a) the average daily net asset value of all Class 1A shares, as applicable, of the Underlying Funds held by each Account during the quarter; (b) the number of days in the quarter; and (c) the quotient of          divided by 365. The Insurance Company shall cooperate with CRMC in furnishing any information required to calculate the administrative services fee in a timely manner. CRMC will evaluate periodically the Insurance Company’s service levels, transaction errors, compliance with the Underlying Trust’s prospectus and complaints from Contract owners in determining whether to continue making payments under the Insurance Administrative Services Plan. The Insurance Company represents to the Underlying Trust and CRMC that it will not receive compensation for the Services from Contract owner fees or from any other source. The Insurance Company further represents that the Services Fee is fair and reasonable in relation to the nature and quality of the services and benefits being provided by the Insurance Company.

2.2     The Trust acknowledges that the Services Fee will be paid by the Underlying Trust directly to the Insurance Company as compensation for the administrative services provided by the Insurance Company to the Accounts that invest in the Funds.

2.3     The Underlying Trust represents and warrants to the Trust and to the Insurance Company that:

(a)     it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

(b)     this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

(c)     no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(d)     a registration statement under the 1933 Act and under the 1940 Act with respect to the Underlying Trust has been filed with the Commission in the form previously delivered to the Insurance Company, and copies of any and all amendments thereto will be forwarded to the Insurance Company at the time that they are filed with the Commission; and

(e)     the Underlying Trust is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts.

3	PURCHASES AND REDEMPTION OF UNDERLYING FUND SHARES

3.1     The Trust hereby confirms that it has appointed [Bank of New York Mellon (“BNYM”)] as its custodian and accounting agent and [BNYM] has, in turn, designated MG Trust Company LLC (“Matrix”), a wholly owned subsidiary of Matrix Financial Solutions Inc., to process purchases and redemptions of Underlying Fund shares for and on behalf of the Trust. The Trust agrees that it will notify the Underlying Trust and CRMC as promptly as practicable upon becoming aware of [BNYM] ceasing to serve as the Trust’s custodian and accounting agent or Matrix ceasing to serve as [BNYM]’s designee for the processing of purchases and redemptions of Underlying Fund shares. To the extent either the Trust or the Underlying Trust becomes aware of a trade error or of any other material breach by Matrix as it pertains to the purchase and redemption of Underlying Fund shares by the Funds, the Trust and the Underlying Trust agree to jointly evaluate the situation on a case-by-case basis and to cooperate in good faith with the goal of resolving such error or breach.

4	INDEMNIFICATION

4.1    The Trust and the Adviser, severally and not jointly, shall indemnify and hold harmless CRMC, the Underlying Trust, each Underlying Fund and each of their respective affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), to which they may be subject, insofar as such Losses arise out of or are based upon (a) the Trust’s and/or the Adviser’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (b) the Trust’s and/or the Adviser’s violation of any applicable law, rule or regulation in connection with the performance of its duties and obligations under this Agreement and (c) any material breach by the Trust and/or the Adviser of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by it. The Trust and/or the Adviser, as applicable, shall also reimburse CRMC, the Underlying Trust, each Underlying Fund and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which the Trust or the Adviser may otherwise have to CRMC, the Underlying Trust, the Underlying Funds or their respective affiliates.

4.2     The Insurance Company shall indemnify and hold harmless CRMC, the Underlying Trust, each Underlying Fund and each of their respective affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act from and against any and Losses, to which they may be subject, insofar as such Losses arise out of or are based upon (a) the Insurance Company’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (b) the Insurance Company’s violation of any applicable law, rule or regulation in connection with the performance of its duties and obligations under this Agreement and (c) any material breach by the Insurance Company of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by it. The Insurance Company shall also reimburse CRMC, the Underlying Trust, each Underlying Fund and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which the Insurance Company may otherwise have to CRMC, the Underlying Trust, the Underlying Funds or their respective affiliates.

4.3     CRMC and the Underlying Trust, severally and not jointly, shall indemnify and hold harmless the Insurance Company, the Trust, the Adviser, each of the Funds and each of their respective affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act from and against any and all Losses to which they may be subject, insofar as such Losses arise out of or are based upon (a) CRMC’s or the Underlying Trust’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (b) CRMC’s or the Underlying Trust’s violation of any applicable law, rule or regulation in connection with the performance of its duties and obligations under this Agreement and (c) any material breach by CRMC or the Underlying Trust of any provision of this Agreement, including any representation, warranty or covenant made by it. CRMC and/or the Underlying Trust, as applicable, shall also reimburse the Insurance Company, the Trust, the Adviser, each Fund and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which CRMC or the Underlying Trust may otherwise have to the Insurance Company, the Trust, the Adviser or the Funds and their respective affiliates.

4.4     Promptly after receipt by a party entitled to indemnification under this Section 4 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this Section 4.4 for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

4.5    The obligations of the Underlying Trust under this Agreement are not binding upon any of the trustees, directors, officers, employees or shareholders (except CRMC if it is a shareholder) of the Underlying Trust individually, but bind only the Underlying Trust’s assets. When seeking satisfaction for any liability of the Underlying Trust in respect of this Agreement, the Trust, the Adviser and the Insurance Company agree not to seek recourse against said trustees, directors, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if the Insurance Company or the Trust seek satisfaction for any liability of the Underlying Trust in respect of this Agreement, the Insurance Company and/or the Trust may seek recourse against CRMC. All obligations of the Trust hereunder shall be binding only upon the assets of the Trust and shall not be binding on any other series of the Trust or on the trustees, officers or shareholders of the Trust or of any other series of the Trust.

5	NOTICES

All notices, including all information that any party is required to provide under the terms of this Agreement, shall be in writing and shall be delivered by registered or overnight mail or electronic mail to the address for each party specified below, which address may be changed from time to time by written notice to the other party.

If to the Trust, a Fund or the Adviser:	Legg Mason Partners Fund Advisor, LLC
100 First Stamford Place
Stamford, CT 06902
Attn: Thomas C. Mandia
Email: TCMandia@Leggmason.com

If to the Insurance Company:	New York Life Insurance and Annuity Corporation
Attention: Matthew Williams, Vice President
51 Madison Avenue
New York, NY 10010
Email: matthew_williams@newyorklife.com

If to the Underlying Trust, CRMC,
AFD or the Transfer Agent :	Michael Triessl
c/o Capital Research and Management Company
333 South Hope Street, 50th Floor
Los Angeles, CA 90071
Email: mcjt@capgroup.com

with copies to:

Stephen T. Joyce
American Funds Distributors, Inc.
333 South Hope Street, 50th Floor
Los Angeles, CA 90071
Email: stj@capgroup.com

and

American Funds Service Company
Attention: Contract Administration
3500 Wiseman Boulevard
San Antonio, TX 78251
Email: contract_administration@capgroup.com

6	TERMINATIONS; GOVERNING LAW

6.1     The parties hereto understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement may be terminated with respect to one, some or all of the Funds and Underlying Funds:

(a)     by mutual agreement at any time;

(b)     by any party at any time, with respect to one, some or all of the Underlying Funds, upon sixty (60) days prior written notice;

(c)     at the option of the Insurance Company, the Trust, CRMC or the Underlying Trust upon ten calendar days prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(d)     in the event the Underlying Trust’s shares are not reasonably available, registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of the Underlying Trust’s shares as an underlying investment for the Funds or the Contracts issued or to be issued by the Insurance Company; in such event, prompt notice shall be given by the Insurance Company, the Trust or the Underlying Trust to each of the other parties;

(e)     at the option of the Insurance Company or the Trust by written notice to the Underlying Trust and CRMC if the Insurance Company or the Trust shall determine in its sole judgment exercised in good faith to stop offering a Fund because either the Underlying Trust or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(f)     at the option of the Underlying Trust or CRMC by written notice to the Insurance Company and the Trust if the Underlying Trust or CRMC shall determine in its sole judgment exercised in good faith that the Insurance Company or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

The effective date for termination pursuant to any notice given under this Section 6.1 shall be calculated beginning with the date of receipt of such notice.

6.2     If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business after termination. Notwithstanding the foregoing, Sections 3, 4, 6.2 - 6.3 and 8.4 - 8.6 hereof shall survive any termination of this Agreement indefinitely.

6.3     This Agreement will be governed by the laws of the State of New York without regard to its choice of law principles.

6.4     In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them within 60 days from the date of the aggrieved party’s notice of its intent to press the dispute, then, before any party shall undertake to litigate the dispute, it shall be submitted to non-binding arbitration conducted expeditiously. One arbitrator is to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators selected by the parties. The expenses of such arbitration shall be paid by the non-prevailing party. The arbitrators’ findings may only recommend compensatory damages. Should any party not be satisfied with the arbitrators’ decision, the parties may seek any other legal recourse.

7	USE OF NAME

7.1     Subject to Section 13 of that certain Business Agreement, dated August 14, 2006, by and among the Insurance Company, AFD and CRMC (a copy of which is included in Schedule D), the Underlying Trust hereby consents to the use of its name, the name of each Underlying Fund and the names of their affiliates in the Funds’ disclosure documents, shareholder communications, advertising, sales literature and similar communications in connection with the marketing of the Funds and the Contracts. The Underlying Trust and CRMC hereby consent to the use of any trademark, trade name, service mark or logo used by the Underlying Trust or CRMC, subject to approval of such use by the Underlying Trust or CRMC and in accordance with the reasonable requirements of the Underlying Trust or CRMC. The Insurance Company and the Trust agree and acknowledge that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and/or logo under this Agreement shall inure to the benefit of the Underlying Trust and/or CRMC.

7.2    The Insurance Company acknowledges and agrees that CRMC and/or its affiliates own all right, title and interest in and to the names “Capital Research and Management Company,” “American Funds,” “American Funds Distributors,” and “American Funds Insurance Series,” and covenants not, at any time, to challenge the rights of CRMC and/or its affiliates to such name or design or the validity or distinctiveness thereof. It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and/or its affiliates, and that each other party has the right to use such names pursuant to the relationship created by this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

7.3     No Underlying Fund shall use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Adviser, the Trust, a Fund or any of their affiliates in its marketing materials unless it is required by applicable law or it first receives prior written approval of the relevant Fund and such Fund’s investment adviser.

8	MISCELLANEOUS

8.1     Counterparts. This Agreement (and any amendment to it) may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

8.2     Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

8.3     Additional Funds and Underlying Funds. In the event that the Trust or the Underlying Trust wishes to include one or more series in addition to those originally set forth on Schedule A and Schedule B, respectively, the relevant trust shall so notify the other trust in writing, and if the other trust agrees in writing, such series shall hereunder become a Fund or Underlying Fund, as the case may be, and Schedule A or Schedule B, as appropriate, shall be amended accordingly.

8.4     Non-Assignment. This Agreement and the parties’ rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

8.5     Personal Data. CRMC and the Underlying Trust agree that the names, addresses and other information relating to the Contract or owners or prospects for sale of the Contracts developed by the Insurance Company are the exclusive property of the Insurance Company and may not be used by CRMC, the Underlying Trust or their respective affiliates or agents without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto. Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement. Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

8.6     Cooperation. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party’s activities, (b) assist either party in resolving disputes, reconciling records or responding to auditors’ inquiries, (c) comply with any request of a governmental body or regulatory or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports or (f) perform general customer service. The parties agree to cooperate in good faith in providing records to one another under this provision.

8.7      Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:

Name: Jane E. Trust

Title: President and Chief Executive Officer

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:

Name: Jane Trust

Title: President & CEO - Mutual Fund Boards

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:

Name:

Title:

AMERICAN FUNDS INSURANCE SERIES

By:

Name:

Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LEGG MASON PARTNERS VARIABLE
EQUITY TRUST

By:

Name:

Title:

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:

Name:

Title:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:

Name: Matthew Williams

Title: Vice President

AMERICAN FUNDS INSURANCE SERIES

By:

Name: Maria Manotok Pathria
Executive Vice President & Principal
Title: Executive Officer

AMERICAN FUNDS DISTRIBUTOR,
INC.

By:

Name: Timothy W. McHale

Title: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:

Name: Maria Manotok Pathria

Title: Authorized Signatory

AMERICAN FUNDS SERVICE COMPANY

By:

Name: Kenneth R. Gorvetzian

Title: Authorized Signatory

Schedule A

Legg Mason/QS Aggressive Model Portfolio

Legg Mason/QS Conservative Model Portfolio

Legg Mason/QS Moderate Model Portfolio

Legg Mason/QS Moderately Aggressive Model Portfolio

Legg Mason/QS Moderately Conservative Model Portfolio

Schedule B

Underlying Trust

American Funds Insurance Series

Underlying Funds

Blue Chip Income and Growth Fund

Global Small Capitalization Fund

Growth Fund

New World Fund

Schedule C

Administrative Services

1.

Periodic Reconciliation. The Insurance Company shall provide the Underlying Funds with sufficient information to allow for the periodic reconciliation of outstanding units of the Accounts and shares of the Underlying Funds.

2.

Record Maintenance. To facilitate the periodic reconciliation activities described above, the Insurance Company shall maintain with respect to each Account holding the Underlying Funds’ Class 1A shares and each Contract owner for whom such shares are beneficially owned the following records:

a.	Number of shares;

b.	Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

c.	Name and address and taxpayer identification numbers;

d.	Records of distributions and dividend payments; and

e.	Any transfers of shares.

3.

Underlying Fund Information. The Insurance Company shall respond to inquiries from Contract owners regarding the Underlying Funds, including questions about the Underlying Funds’ objectives and investment strategies.

4.

Shareholder Communications. The Insurance Company shall provide for the delivery of certain Underlying Fund-related materials as required by applicable law or as requested by Contract owners. The Underlying Fund-related materials shall consist of updated prospectuses and any supplements and amendments thereto, statements of additional information, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. The Insurance Company shall respond to inquiries from Contract owners relating to the services provided by it and inquiries relating to the Underlying Funds.

5.

Transactional Services. The Insurance Company shall (a) communicate purchase, redemption and exchange orders to the Transfer Agent and (b) communicate mergers, splits and other reorganization activities of the Underlying Funds to the Accounts and to Contract owners.

6.	Other Information. The Insurance Company shall provide to the Accounts and Contract owners such other information as shall be required under applicable law and regulations.

Schedule D

13.     NYLIAC will use reasonable efforts to ensure that any sales literature and advertising materials it disseminates with respect to the Contracts conforms with the requirements of all pertinent federal and state laws and rules and regulations thereunder. AFD shall have the right to approve all sales material that mentions AFD’s name and/or the series (the “AFD Material”) prior to its use. NYLIAC shall send AFD Material to AFD’s Marketing Coordinator at the AFD address listed in Section 46 of this Agreement or such other person as AFD may direct NYLIAC in writing (any such person shall be referred to as the “AFD Reviewer”). The AFD Material will be deemed approved unless the AFD Reviewer notifies the NYLIAC Reviewer (as herein defined) of any required changes within five business days of his/her receipt of the AFD Material. No review of sales material produced by NYLIAC shall be necessary if all references contained in such materials regarding AFD and/or the Series are identical to those references that appear in the Series’ current prospectus or statement of additional information.

NYLIAC shall have the right to approve all sales material that mentions NYLIAC’s and/or NYLIFE Distributors’ name (the “NYLIAC material”) prior to its use. AFD and/or CRMC shall send all NYLIAC Material to NYLIAC’s Marketing Representative (the “NYLIAC Marketing Representative) at the NYLIAC address listed in Section 46 of this Agreement or such other person as NYLIAC may direct AFD and/or CRMC in writing. NYLIAC Material will be deemed approved unless the reviewer for NYLIAC notifies the AFD and/or CRMC of any required changes within five business days of his/her receipt of NYLIAC material. No review of sales material produced by the AFD and/or the Series shall be necessary if all references contained in such materials regarding NYLIAC and/or the NYLIFE Distributors are identical to those references that appear in NYLIAC’s current Contract prospectus(es) or statement(s) of additional information.